PRICING SUPPLEMENT NO. 25                                         Rule 424(b)(3)
DATED:      March 23, 2006                                   File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)


                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B


Principal Amount:  $750,000,000          Floating Rate Notes [x]           Book Entry Notes [x]

Original Issue Date:  03/30/2006         Fixed Rate Notes [  ]             Certificated Notes [  ]

Maturity Date:  03/30/2009               CUSIP#: 073928Q30

                                         No       [x]
Option to Extend Maturity:               Yes      [  ]     Final Maturity Date:




                                            Optional            Optional
                        Redemption          Repayment           Repayment
 Redeemable On           Price(s)            Date(s)            Price(s)
 -------------           --------            -------            --------
      N/A                   N/A                N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                                         Maximum Interest Rate:  N/A

[  ]     Commercial Paper Rate                               Minimum Interest Rate:  N/A

[  ]     Federal Funds Effective Rate

[  ]     Federal Funds Open Rate                             Interest Reset Date(s):  *

[  ]     Treasury Rate                                       Interest Reset Period:  Quarterly

[  ]     LIBOR Reuters                                       Interest Payment Date(s):  **

[x ]     LIBOR Telerate

[  ]     Prime Rate

[  ]     CMT Rate

Initial Interest Rate:  5.05%                                Interest Payment Period:  Quarterly

Index Maturity:  Three months

Spread (plus or minus):  +0.09%

* Commencing June 30, 2006 and on the 30th of each September, December, March and June thereafter prior to Maturity.

** Commencing June 30, 2006 and on the 30th of each September, December, March and June thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.